Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports First Quarter 2014 Results

Bellevue, WA – May 15, 2014 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced financial results for the first quarter ended March 31, 2014. Total revenue for the quarter was $22.7 million, down 12% compared to the fourth quarter of 2013 and up 9% year-over-year. The net loss for the quarter was $393,000, or $0.03 per share, compared to a net loss of $23,000, or $0.00 per share, in the fourth quarter of 2013 and a loss of $862,000, or $0.08 per share, in the year-ago quarter. Adjusted EBITDAS for the quarter was $210,000 compared to $345,000 in the fourth quarter of 2013 and negative $485,000 in the year-ago quarter. The Company ended the quarter with $23.2 million in cash and investments, up $2.2 million from December 31, 2013.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended
	3/31/2014	12/31/2013	3/31/2013
Revenue:
Third-party Software	$17,695	$21,142	$15,491
Engineering Services	4,281	4,243	4,359
Proprietary Software	755	444	1,020

Total Revenue	22,731	25,829	20,870

Total Gross Profit	3,535	4,516	3,347
Gross Margins:
Third-party Software	13%	19%	16%
Engineering Services	15%	7%	0%
Proprietary Software	78%	56%	83%

Total Gross Margin	16%	17%	16%

Total Operating Expenses	3,732	4,491	4,294

Net Loss	$(393)	$(23)	$(862)

Per Share-Diluted	$(0.03)	$(0.00)	$(0.08)

Adjusted EBITDAS	$210	$345	$(485)

Cash and Investments EoQ	$23,226	$21,055	$20,297

Notes:

Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

Cash and Investments EoQ includes both short and long-term amounts (long-term at 3/31/14 = $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

CEO Commentary

Jerry Chase, President and Chief Executive Officer of Bsquare, commented, “During Q1 we made solid progress on our commitment to return Bsquare to profitability, as evidenced by the $562,000 reduction in operating expenses and the $695,000 positive swing in Adjusted EBITDAS compared to the year-ago quarter. We continue to engage with potential customers and partners around our Internet of Things initiative, and believe IoT is a promising direction for Bsquare. We currently anticipate revenue from this initiative beginning in 2015. Looking forward, we currently expect to be GAAP profitable in Q2 2014 and believe we have the business structure in place to position Bsquare for success in the coming quarters.”

Financial Commentary on First Quarter Results (Comparison to Fourth Quarter Results)

•	The decline in third-party software sales, down $3.4 million or 16%, was primarily due to a significant Adobe Flash sale which benefited the fourth quarter;

•	The decline in third-party software margin, down 32% or six percentage points, was driven by the significant Adobe Flash sale which benefited the fourth quarter;

•	The increase in engineering services margin, up 114% or 8 percentage points, was driven primarily by utilization improvement resulting from the cost reductions enacted in the fourth quarter;

•	The decrease in operating expenses, down $759,000 or 17%, was driven primarily by the cost reductions enacted in the fourth quarter; and

•	The increase in cash, up $2.2 million or 10%, from December 31, 2013 was driven primarily by positive working capital effects.

Outlook

The Company currently has the following expectations for Q2 2014:

•	Total revenue is expected to be in the range of $21 million to $23 million; and

•	Cash and investments are projected to be down approximately $1.5 million from March 31, 2014 due to negative working capital effects.

Conference Call

Management will host a conference call today, May 15, 2014, at 5 p.m. Eastern Daylight Time (2 p.m. Pacific Daylight Time). To access the call dial 1-877-941-2068 or +1-480-629-9712 for international callers, and reference “BSQUARE Corporation First Quarter 2014 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-877-870-5176, or +1-858-384-5517 for international callers; reference pin number 4680691. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements we make regarding: our financial results in future periods such as anticipated revenue, profitability, and cash and investments; our strategies for customer retention, growth, and market position, including within the Internet of Things market; our sales opportunities or pipeline; and anticipated effects of our 2013 restructuring. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: whether we

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

are able to maintain our favorable relationship with Microsoft; the extent to which we are successful in retaining existing customers and adding new long-term relationships; our ability to execute our sales and marketing strategies around the Internet of Things and our product and service offerings more generally; our management of risks associated with protection of intellectual property and potential infringement claims; risks associated with recent changes in our senior management team; risks associated with our ability to achieve the anticipated benefits of our 2013 restructuring; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:	Investor Contact:

Scott Mahan	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorrelations@bsquare.com	Brett@haydenir.com

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BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,845	$13,510
Short-term investments	6,131	7,295
Accounts receivable, net of allowance for doubtful accounts of $215 at March 31, 2014 and $214 at December 31, 2013	13,130	15,893
Deferred income taxes	12	12
Prepaid expenses and other current assets	1,808	2,313

Total current assets	37,926	39,023
Equipment, furniture and leasehold improvements, net	1,496	411
Restricted cash	250	250
Deferred income taxes	304	304
Intangible assets, net	830	863
Goodwill	3,738	3,738
Other non-current assets	57	59

Total assets	$44,601	$44,648

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$11,424	$12,746
Accounts payable	187	634
Accrued compensation	1,722	2,383
Other accrued expenses	1,711	1,249
Deferred revenue	2,707	2,177

Total current liabilities	17,751	19,189
Deferred incomes taxes	144	144
Deferred rent	1,827	644
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 11,459,676 shares issued and outstanding at March 31, 2014 and 11,294,682 shares issued and outstanding at December 31, 2013	129,946	129,423
Accumulated other comprehensive loss	(682)	(759)
Accumulated deficit	(104,385)	(103,993)

Total shareholders’ equity	24,879	24,671

Total liabilities and shareholders’ equity	$44,601	$44,648

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Software	$18,450	$16,511
Service	4,281	4,359

Total revenue	22,731	20,870

Cost of revenue:
Software	15,555	13,167
Service	3,641	4,356

Total cost of revenue	19,196	17,523

Gross profit	3,535	3,347
Operating expenses:
Selling, general and administrative	3,300	3,631
Research and development	432	663

Total operating expenses	3,732	4,294

Loss from operations	(197)	(947)
Other income (expense), net	(91)	90

Loss before income taxes	(288)	(857)
Income tax expense	(105)	(5)

Net loss	$(393)	$(862)

Basic loss per share	$(0.03)	$(0.08)

Diluted loss per share	$(0.03)	$(0.08)

Shares used in calculation of loss per share:
Basic	11,390	11,107

Diluted	11,390	11,107

Comprehensive loss:
Net loss	$(393)	$(862)
Other comprehensive income (expense):
Foreign currency translation, net of tax	77	(96)
Change in unrealized losses on investments, net of tax	—	(2)

Total other comprehensive income (expense)	77	(98)

Comprehensive loss	$(316)	$(960)

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL

MEASURES

(In thousands, unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Adjusted EBITDAS:
Operating income (loss), as reported	$(197)	$25	$(947)
Depreciation and amortization	163	148	210
Stock-based compensation expense	244	172	252

Adjusted EBITDAS (1)	$210	$345	$(485)

(1)	Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999